Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 (No. 333-____) of our report dated December 11, 1996, on our audits of the consolidated financial statements of 76 Products Company and subsidiaries (a division of Union Oil Company of California). We also consent to the reference to our firm under the caption "Experts".

COOPERS & LYBRAND L.L.P.
Newport Beach, California
January 21, 1997